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                                                                   Exhibit 10.13

                         STORAGE COMPUTER CORPORATION

                        EXECUTIVE EMPLOYMENT AGREEMENT

     AGREEMENT, effective September 14, 2000, by and between Storage Computer Corporation, a Delaware corporation (the "Company") and John L. Thonet (the "Executive").

     WHEREAS, the Company desires to employ the Executive as the Chief Operating Officer of the Company and the Executive desires to accept such employment;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                   ARTICLE I
                        EMPLOYMENT DUTIES AND BENEFITS

     SECTION 1.1 EMPLOYMENT. The Company hereby employs the Executive as the Chief Operating Officer of the Company. The Executive accepts such employment and agrees to perform the duties and responsibilities associated with such position.

     SECTION 1.2 DUTIES AND RESPONSIBILITIES. From and after the effective date of this Agreement (the "Commencement Date"), the Executive shall devote his full time and attention to the business of the Company. . The Executive shall be responsible for all day to day operations of the Company including sales and marketing, purchasing, manufacturing, product development and research and development functions. The Executive shall report to the Chief Executive Officer of the Company.]

     SECTION 1.3 WORKING FACILITIES. The Executive shall be furnished with facilities and services suitable to the position and adequate for the performance of the Executive's duties under this Agreement.

     SECTION 1.4 NOMINATION AS A DIRECTOR. During the term of this Agreement, the Company agrees to nominate the Executive for election as a member of the Board of Directors of the Company at each meeting of stockholders of the Company at which directors are to be elected.

                                  ARTICLE II
                           COMPENSATION AND BENEFITS

     SECTION 2.1 BASE SALARY. From and after the Commencement Date, the Company shall pay to the Executive a salary at the rate of $130,000 per annum (the "Base Salary") payable during the term of the Executive's employment in accordance with the Company's payroll and withholding policies. The Base Salary shall be subject to increase from time to time, but not less frequently than annually, to reflect changes in the Executive's responsibilities hereunder,
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employment market conditions, and such other factors as the Compensation
Committee of the Company's Board of Directors deems relevant.

     SECTION 2.2 PERFORMANCE BONUS. In addition to the Base Salary, the Executive shall be entitled to receive an annual performance bonus in an amount to be determined by the Compensation Committee of the Company's Board of Directors using such criteria (including, without limitation, the Company's financial performance and the Executive's performance against goals and objectives) as the Compensation Committee may from time to time establish in consultation with the Executive.

     SECTION 2.3 STOCK OPTIONS. As of the Commencement Date, the Executive shall be granted options to acquire an aggregate of _________ shares of the Company's Common Stock at an exercise price equal to the market price of such stock on the Commencement Date and on substantially the other terms and conditions set forth in the Non-Qualified Stock Option Agreement attached hereto
as Exhibit 1 and made a part hereof.   Thereafter, the Executive shall be
eligible to receive additional grants of stock options under the Company's stock option plan in effect from time to time at the discretion of the Compensation Committee of the Board of Directors of the Company.

     SECTION 2.4 BENEFIT PLANS. From and after the Commencement Date, the Executive shall be entitled to participate in all benefit plans (including vacation plans) provided to employees of the Company and senior executives in particular, on the same basis, and subject to the same requirements and limitations as may be made applicable to other senior executive employees of
the Company.   Without limitation of the foregoing, the Company hereby
incorporates by reference in this Agreement the provisions of Section 5.16 of the Agreement and Plan of Reorganization dated August 22, 2000 by and among the Company, Cyber Acquisition Corporation and CyberStorage Systems Corporation.

                                  ARTICLE III
                      TERM OF EMPLOYMENT AND TERMINATION

     SECTION 3.1 TERM. The initial term of the Executive's employment hereunder shall commence on the Commencement Date and shall terminate on the second anniversary of the Commencement Date. This Agreement may be extended for additional terms by mutual agreement between the Company and the Executive.

     SECTION 3.2 TERMINATION BY THE COMPANY FOR CAUSE OR BY THE EXECUTIVE WITHOUT GOOD REASON. As used herein the term "Cause" for termination of the Executive's employment by the Company shall mean any of the following: (a) conviction of, or the entry of a pleading of nolo contendere by the Executive to, a felony or a misdemeanor involving fraud, embezzlement or similar act of dishonesty committed by the Executive against the Company, with all appeals relating thereto having been successfully exhausted, (b) the material breach of the Executive's obligations under any confidentiality agreement with the Company executed by the Executive, or (c) the Executive's willful and continued failure to perform his employment duties and obligations, unless any of such acts or omissions were done or omitted to be done in good faith and with the reasonable belief that such act or omission was in the best interests of the Company.

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As used herein, the term "Good Reason" for termination of the Executive's employment by the Executive shall mean (w) reduction in the Executive's base salary below $130,000 or such higher base salary as is in effect immediately prior to such reduction, or the elimination of the annual bonus plan referred to in Section 2.2 above, (x) removal from the Executive's position as Chief Operating Officer of the Company, or failure to re-elect or reappoint the Executive to such positions, (y) a material decrease in the Executive's duties or responsibilities or the assignment to the Executive of duties and responsibilities, which are materially inconsistent with such positions, or (z) the failure of the Company to obtain the assumption in writing of its obligations to perform this Agreement by any successor entity pursuant to
Section 5.4 below. Upon the date of termination of the Executive's employment by the Company for Cause or by the Executive for other than Good Reason, the Company's obligation to pay any compensation including bonuses shall terminate, at which time the Company shall be responsible for compensating the Executive solely for any unpaid salary through the date of termination.

     SECTION 3.3 TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON. In the event the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, then the Executive shall be entitled to receive, in addition to any unpaid salary through the date of termination, (subject to the terms of this Section 3.3) severance payments from the date of termination through the second anniversary of the Commencement Date at a rate equal to his full monthly Base Salary at the time of termination of his employment, payable in accordance with the Company's standard payroll and withholding policies. During the time the Executive is entitled to receive severance payments hereunder, the Company shall keep in full force and effect all benefits afforded to the Executive at the time of the termination of his employment, which benefits shall be provided on terms identical to those provided during the term of the Executive's employment, including health insurance coverage (if permitted under the applicable plan) subject to the appropriate contribution from the Executive, if applicable. Upon the expiration of such coverage during the period the Executive is receiving such severance payments, (and only during such period) the Company will reimburse the Executive for the cost of comparable health insurance coverage, provided however, that the amount of such reimbursement shall be subject to gross-up for federal and state income taxes so that the Executive will not be out-of pocket on an after-tax basis with respect thereto.

     In no event shall the severance payments payable under this Section 3.3 be deemed to be included in the Executive's Base Salary for purposes of determining bonus compensation payable to the Executive. The severance payments payable under this Section 3.3 shall terminate upon the commencement by the Executive of full time employment with a new employer.

     SECTION 3.4 CONTINUING ASSISTANCE. In partial consideration for the severance payments payable to the Executive pursuant to Section 3.3 in the event the Executive terminates his employment for Good Reason, the Executive shall, for a period of 45 days following the date of his voluntary termination of his employment for Good Reason, remain available, for at least three days per week, to assist the Company on such matters (including transition of responsibilities to his successor) as the Board of Directors of the Company may reasonably request. The Company shall reimburse the Executive for his reasonable out-of-pocket expenses incurred in connection with his performance of post-termination services pursuant to this Section 3.4 but shall not be required to make any other payment to the Executive in connection therewith except for the severance payments pursuant to Section 3.3.

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     Section 3.5  DISABILITY. In the event of the Executive's "disability" as defined herein, the Executive's employment shall automatically terminate. The term "disability" shall mean the Executive's inability because of physical or mental incapacity to perform the Executive's usual duties as Chief Operating Officer of the Company for a period of one hundred eighty (180) days in any consecutive twelve (12) month period. During such 180 day period the Executive shall continue to receive the Executive's full salary and bonus compensation and all other benefits as provided herein.


                                  ARTICLE IV
                        CONFIDENTIALITY AND COMPETITION

SECTION 4.1  FURTHER OBLIGATIONS OF THE EXECUTIVE DURING AND AFTER EMPLOYMENT.

     (a) The Executive agrees that during the term of his employment under this Agreement, he will engage in no other business activities which are or may be competitive with, or which might place him in a competing position to that of, the Company or any subsidiary of the Company.

     (b) The Executive realizes that during the course of his employment, the Executive will have produced and/or have access to confidential business plans, information, business opportunity records, notebooks, data, formula, specifications, trade secrets, customer lists, account lists and inventions of the Company and its affiliates ("Confidential Information"). Therefore, during the term of his employment and for a period of two years following the termination of his employment, the Executive agrees to hold in confidence and not directly or indirectly to disclose or use or copy or make lists of any such Confidential Information, except to the extent authorized by the Company in writing. All records, files, business plans, documents, equipment and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which the Executive shall prepare, or use, or come into contact with, shall remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's premises without its written consent, and shall be promptly returned to the Company upon termination or resignation of employment with the Company or its affiliated companies.

     (c) The Executive agrees that for a period of two (2) years after termination or cessation of his employment for any reason he will not:

          (i) directly or indirectly, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business which performs any of the principal services or researches, develops, manufactures or sells any of the principal products provided or offered by the Company or under development by the Company during the term

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     of the Executive's employment hereunder, except that nothing contained herein shall preclude the Executive from purchasing or owning stock in any such competitive business if such stock is publicly traded, and provided that the Executive's holdings do not exceed one percent (1%) of the issued and outstanding capital stock of such business.

          (ii) Either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Company or any present or future parent, subsidiary or other affiliate of the Company or any joint venture or collaborative enterprise in which the Company holds an interest, any customers or patrons of the Company, or any prospective customers or patrons with respect to which the Company has developed or made a presentation for the use or exploitation of products or services of the Company anywhere in the world.

     The Executive further recognizes and acknowledges that (i) the types of employment which are prohibited by this paragraph are reasonable and (ii) the specified but broad geographical scope of the provisions of this paragraph is reasonable.

     (d) The Executive shall not during the term of his employment or at any time during the period of one (1) year following termination of his employment solicit any person who is employed by or a consultant to the Company or any affiliate or subsidiary of the Company either during the Executive's period or employment or during such one (1) year period, to terminate such person's employment by or consultancy to the Company, such affiliate or subsidiary. As used herein the term "solicit" shall include, without limitation, requesting, encouraging, assisting or causing, directly or indirectly, any such employee or consultant to terminate such person's employment by or consultancy to the Company, affiliate or subsidiary.

     (e) In exchange for the Executive's agreement to be bound by this Section 4.1, in the event that the Executive's employment with the Company is terminated by the Company without Cause, or by the Executive for Good Reason, then the Company agrees to pay to the Executive during the period following the period in which he is receiving severance payments under Section 3.3 and continuing during the remainder of the two-year non-competition period provided for herein, non-competition payments (the "Non-Competition Payments") at a rate equal to his full monthly Base Salary at the time of termination of his employment, payable in accordance with the Company's standard payroll and withholding policies. During the time the Executive is entitled to receive Non-Competition Payments hereunder, the Company shall keep in full force and effect all benefits afforded to the Executive at the time of the termination of his employment, which benefits shall be provided on terms identical to those provided during the term of the Executive's employment.

     (f) At the Company's election, the Company may release the Executive from any further obligations under subsection 4.1(c), in which event the Company shall be released from any obligation to pay to the Executive any of the Non-Competition Payments which would otherwise have been due and payable following the Executive's receipt of such election. Such election may be made at any time during the two-year period referred to in Section 4.1(c).

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                                   ARTICLE V
                                GENERAL MATTERS

     SECTION 5.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New Hampshire and shall be construed in accordance therewith.

     SECTION 5.2 NO WAIVER. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.

     SECTION 5.3 AMENDMENT. This Agreement may be amended, altered or revoked at any time, in whole or in part, by filing with this Agreement a written instrument setting forth such changes, signed by each of the parties.

     SECTION 5.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of: (a) the Company, and any successors or assigns of the Company, whether by way of a merger or consolidation, or liquidation of the Company, or by way of the Company selling all or substantially all of the assets and business of the Company to a successor entity; and the Company agrees to require any successor entity to expressly assume or unconditionally guarantee the Company's obligations under this Agreement (unless such obligations are assumed by operation of law); and (b) the Executive and his heirs, executors and administrators.

     SECTION 5.5 TEXT TO CONTROL. The headings of articles and sections are included solely for convenience in reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

     SECTION 5.6 SEVERABILITY. If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Agreement shall be construed and enforced as if such invalid provisions had not been included in the Agreement.

     In Witness Whereof, the Company and the Executive have executed this Agreement as of the date first above written.

                                    STORAGE COMPUTER CORPORATION


                                    By: /s/ Edward Gardner
                                        ---------------------------

                                    /s/ John L. Thonet
                                    -------------------------------
                                    John L. Thonet

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